Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of HWGG CAPITAL P.L.C:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of “HWGG CAPITAL P.L.C together with its subsidiaries (“the Company”) as of December 31, 2021 and 2020, and the related consolidated statements of Income (loss) and comprehensive Income (loss), stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

The Company has significant transactions with related parties, which are described in Note 13 to the financial statements. Transactions involving related parties cannot be presumed to be carried out on an arm’s length basis, as the requisite conditions of competitive, free market dealings may not exist.

/s/ Pan-China Singapore PAC (6255)

We have served as the Company’s auditor since 2022.

Singapore

August 16, 2022

HWGG CAPITAL P.L.C.

CONSOLIDATED BALANCE SHEETS

(In U.S. Dollars)

	As of December 31, 2021	As of December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$455,404	$152,755
Account receivable	2,082,551	1,199,490
Amount due from related parties	2,116,513	2,428,537
Inventories	17,546	17,599
Other receivables, prepayments and other current assets	2,112,148	1,465,323
Total Current Assets	6,784,162	5,263,704

Non-current assets
Other investment	500,100	—
Intangible asset	89,706	119,607
Goodwill	29,279	29,279
Property and equipment, net	13,410	12,289
Total Non-Current Assets	632,495	161,175

TOTAL ASSETS	$7,416,657	$5,424,879

LIABILITIES
Current liabilities
Accounts payable	$1,923,910	$524,420
Amount due to related parties	—	329,521
Accruals and other payables	1,531,085	527,115
TOTAL LIABILITIES	3,454,995	1,381,056

STOCKHOLDERS’ EQUITY

Common stock par value $1: 2,395,000 shares issued and outstanding, respectively	2,395,000	2,395,000
Accumulated deficit	(873,247)	(730,048)
Accumulated other comprehensive income	—	19,065
Equity attributable to equity holders of the parent	1,521,753	1,684,017
Non-controlling interests	2,439,909	2,359,806
Total Stockholders’ Equity	3,961,662	4,043,823

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,416,657	$5,424,879

The accompanying notes are an integral part of the financial statements.

HWGG CAPITAL P.L.C.

CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(In U.S. Dollars)

	For the Years Ended December, 31
	2021	2020
REVENUE	$431,356	$112,529

COST OF REVENUE	(12,167)	(2,680)

GROSS PROFIT	419,189	109,849

OPERATING EXPENSES
Selling expense	(37,818)	—
General and administrative expenses	(577,444)	(428,855)
Total Operating Expenses	(615,262)	(428,855)

LOSS FROM OPERATIONS	(196,073)	(319,006)

OTHER INCOME	127,337	17,150

NET LOSS	$(68,736)	$(301,856)

(Loss) / Gain attributable to non-controlling interests	(74,463)	77,126
NET LOSS FOR THE YEAR	(143,199)	(224,730)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(19,065)	—

TOTAL COMPREHENSIVE LOSS	$(162,264)	$(224,730)

Weighted average number of common shares outstanding – basic and diluted	2,395,000	2,395,000
Net income per share – basic and diluted	$(0.07)	$(0.09)

The accompanying notes are an integral part of the financial statements

HWGG CAPITAL P.L.C.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In U.S. Dollars)

	Common Stock			Accumulated
				Other	Non-	Total
		gain /	Accumulated	comprehensive	controlling	Stockholders’
	Shares	(deficit)	gain/ (deficit)	income / (loss)	interest	Equity

Balance, December 31, 2019	750,000	$750,000	$(505,318)	$6,272	$(8,068)	$242,886
Issuance of shares	1,645,000	1,645,000	—	—	—	1,645,000
Changes in ownership interest in subsidiary	—	—	—	—	2,445,000	2,445,000
Net loss	—	—	(224,730)	—	(77,126)	(301,856)
Foreign currency translation adjustment	—	—	—	12,793	—	12,793
Balance, December 31, 2020	2,395,000	$2,395,000	$(730,048)	$19,065	$2,359,806	$4,043,823
Incorporation of subsidiary	—	—	—	—	5,640	5,640
Net income / (loss)	—	—	(143,199)	—	74,463	(68,736)
Foreign currency translation adjustment	—	—	—	(19,065)	—	(19,065)
Balance, December 31, 2021	2,395,000	$2,395,000	$(873,247)	$—	$2,439,909	$3,961,662

The accompanying notes are an integral part of the financial statements.

HWGG CAPITAL P.L.C.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. Dollars)

	For the Year Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(143,199)	$(301,856)
Items not involving cash:
Depreciation of property and equipment	4,972	3,981
Gain on disposal of subsidiary	(17,285)	—
Impairment of intangible asset	29,901	29,902
Changes in operating assets and liabilities:
Account receivables	(883,061)	(550,598)
Other receivables, prepayments and other current assets	(642,755)	144,686)
Inventories	53	2,680
Accounts payable	1,399,490	(985,869
Accrued expense and other payables	1,021,255	148,709)
Net cash generated by / (used in) operating activities	769,371	(1,508,365)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of intangible assets	—	(109,509)
Acquisition of subsidiary	(4,070)	—
Purchase of long-term investment	(500,100)	—
Purchase of property, plant and equipment	(6,093)	(2,208)
Net cash used in investing activities	(510,263)	(111,717)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of shares	—	4,090,000
Proceed / (Repayment) to related parties	62,606	(2,935,437)
Net cash generated by financing activities	62,606	1,154,563

EFFECT OF EXCHANGE RATES ON CASH	(19,065)	4,194

NET CHANGE IN CASH AND CASH EQUIVALENTS	302,649	(461,325)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	152,755	614,080

CASH AND CASH EQUIVALENTS, END OF YEAR	$455,404	$152,755

The accompanying notes are an integral part of the financial statements.

HWGG CAPITAL P.L.C.

NOTES TO THE CONSOLIDATE FINANCIAL STATEMENTS

(In U.S. Dollars)

1.	ORGANIZATION AND BUSINESS

HWGG Capital P.L.C. (“HWGG Capital” or, the Company”), incorporated in Labuan, Malaysia, is engaged in Labuan money broking business and Labuan credit token business.

The Company holds the following equity interests in its subsidiaries:

		Interest
Name of subsidiary	Country of incorporation	2021%	2020%	Principal activities
Ho Wah Genting Investment Bank (Labuan) P.L.C (“HWGIB”)	Labuan, Malaysia	40	40	Labuan investment banking
HWG Cash Singapore Pte Ltd (“HCS”)	Singapore	55	—	Trading of digital assets
HWG Fintech International limited (“HWGF”)	Hong Kong	55	—	Business solution for fintech clients

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars.

On 11 March 2020, the World Health Organization declared the Coronavirus (“COVID-19”) outbreak as a pandemic in recognition of its rapid spread across the globe. On16 March 2020, the Malaysian Government has imposed the Movement Control Order (“MCO”) starting from 18 March 2020 to curb the spread of the COVID-19 outbreak in Malaysia. Subsequently, the Government of Malaysia has imposed various phases of the MCO so as to contain the pandemic in Malaysia.

The Company continues to examine the impact that COVID-19 may have on its business. Currently, the Company is unable to determine the final impact that COVID-19 will have on its consolidated financial condition, results of operation, or liquidity.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, HWGIB, HCS and HWGF. On consolidation, all intercompany balances and transactions are eliminated.

Business Combination and Non-controlling Interests

The Company accounts for its business combinations using the acquisition method of accounting in accordance with ASC 805 — “Business Combinations”. The cost of an acquisition is measured as the aggregate of the acquisition date fair value of the assets transferred to the sellers, liabilities incurred by the Company and equity instruments issued by the Company. Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets acquired and liabilities assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total costs of acquisition, fair value of the non-controlling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated statements of comprehensive loss.

In a business combination achieved in stages, the Company re-measures the previously held equity interest in the acquiree immediately before obtaining control at its acquisition date fair value and the re-measurement gain or loss, if any, is recognized in the consolidated statements of comprehensive loss.

For the Company’s majority-owned subsidiaries, non-controlling interests are recognized to reflect the portion of their equity which is not attributable, directly or indirectly, to the Company.

Use of estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. Significant areas of estimate include valuation of goodwill and intangible assets, useful lives of property and equipment, recoverability of investments and deferred income tax obligations. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Foreign currency translation and transactions

The functional and reporting currency of the Company is United States Dollar (“USD”). The functional currency of HCS and HWGF is Singapore dollar and Hong Kong dollar respectively. The translation of Singapore dollar and Hong Kong dollar to the reporting currency of the company, the USD, is performed for assets and liabilities using exchange rates in effect at the balance sheet date. Revenue and expense transactions are translated using average exchange rate prevailing during the year. Translation adjustments arising on conversion of the Company’s financial statements from the subsidiary’s functional currencies into the reporting currency, USD, are excluded from the determination of income (loss) and are disclosed as other comprehensive income in the consolidated statements of income and comprehensive income.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments, which are unrestricted from withdrawal or use, and which have original maturities of three months or less when purchased.

Accounts receivable

Accounts receivable are recognized and carried at original invoiced amount less an allowance for any credit loss. An estimate for doubtful debts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. The Company generally does not require collateral from its customers. For the year ended December 31, 2021 and 2020, none of the Company’s accounts receivable are written off as bad debts.

Impairment of Long-Lived Assets

The Company periodically reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset.

Fair value of financial instruments

FASB ASC 820, “Fair Value Measurement,” specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs). In accordance with ASC 820, the following summarizes the fair value hierarchy:

Level 1 Inputs – Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs – Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs – Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements. The Company has a non-quoted investment of $500,100 which is classified under level 3 inputs.

ASC 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. As of December 31, 2021 and 2020, none of the Company’s assets and liabilities was required to be reported at fair value on a recurring basis. Carrying values of non-derivative financial instruments, including cash, accounts receivables, payables and accrued liabilities, approximate their fair values due to the short-term nature of these financial instruments. There were no changes in methods or assumptions during the periods presented.

Inventories

Inventories represent prepaid cards. Inventories are stated at lower of cost or net realizable value, with cost determined on a weighted-average method, and not to exceed net realizable value. The Company writes down its inventory balances for obsolete amounts estimated on an individual basis. For the year ended December 31, 2021 and 2020, no inventories have been written down.

Property and equipment, net

Property and equipment are carried at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the following estimated useful lives:

Office equipment	5 years
Computer equipment	5 years
Furniture and fixtures	5 years
Leasehold improvement	5 years

The residual values, useful lives and methods of depreciation of property and equipment are reviewed and adjusted if appropriate, on an annual basis.

Goodwill and intangible assets

Goodwill represents the excess of the purchase price of an acquired entity over the amounts assigned to the assets acquired and liabilities assumed. Goodwill is not amortized, but is reviewed for impairment annually or more frequently if certain impairment conditions arise. The Company performs an annual goodwill impairment review in the fourth quarter of each year at the reporting unit level. The evaluation begins with a qualitative assessment of the factors that could impact the significant inputs used to estimate fair value. If after performing the qualitative assessment, it is determined that it is more likely than not that the fair value of a reporting unit is greater than its carrying amount, including goodwill, then no further analysis is necessary. However, if the results of the qualitative test are unclear, the Company performs a quantitative test, which involves comparing the fair value of a reporting unit with its carrying amount, including goodwill. The Company uses an income-based valuation method, determining the present value of future cash flows, to estimate the fair value of a reporting unit. If the fair value of a reporting unit exceeds its positive carrying amount, goodwill of the reporting unit is considered not impaired, and no further analysis is necessary. If the fair value of the reporting unit is less than its carrying amount, goodwill impairment would be recognized equal to the amount of the carrying value in excess of the reporting unit’s fair value, limited to the total amount of goodwill allocated to the reporting unit.

Intangible assets primarily include trademarks and trade secrets with indefinite lives and customer-relationships with finite lives. Intangible assets with indefinite lives are not amortized but are tested for impairment on an annual basis, or more frequently if indicators of impairment are present. Indefinite lived intangible assets are assessed using either a qualitative or a quantitative approach. The qualitative assessment evaluates factors including macro-economic conditions, industry and company-specific factors, legal and regulatory environments, and historical company performance in assessing fair value. If it is determined that it is more likely than not that the fair value of the intangible asset is less than its carrying value, a quantitative test is then performed. Otherwise, no further testing is required. When using a quantitative approach, the Company compares the fair value of the intangible asset to its carrying amount, including goodwill. If the estimated fair value of the intangible asset is less than the carrying amount of the intangible asset, impairment is indicated, requiring recognition of an impairment charge for the differential.

Finite-lived intangible assets are amortized on a straight-line basis over their estimated useful lives. The Company reviews for impairment indicators of finite-lived intangibles and other long-lived assets as described in the “Impairment of Long-Lived Assets” significant accounting policy.

Revenue recognition

The Company recognizes revenue pursuant to FASB Accounting Standards Codification 606 (“ASC 606”) Revenue from Contracts with Customers, the standard applies a five step model (i) The standard applies to a company’s contracts with customers (ii) The unit of account for revenue recognition under the new standard is a performance obligation (a good or service) and the performance obligations will be accounted for separately if they are distinct (iii) The transaction price is determined based on the amount of consideration that a company expects to be entitled to from a customer (iv) The transaction price is allocated to all the separate performance obligations in an arrangement, and (v) Revenue will be recognized when an entity satisfies each performance obligation by transferring control of the promised goods or services to the customer. Goods or services can transfer at a point in time or over time.

Research and Development Costs

Research and development (“R&D”) costs are charged to expense in the periods incurred. There were no expenditures incurred by the Company for research and development for the year ended December 31, 2021 and 2020.

Income Taxes

Income taxes are determined using the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes that date of enactment. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

Uncertain Tax Positions

The impact of an uncertain income tax position on the income tax return is recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant tax authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Interest and penalties on income taxes are classified as a component of the provisions for income taxes. The Company did not recognize any income tax due to uncertain tax positions or incur any interest and penalties related to potential underpaid income tax expense as of December 31, 2021 and 2020.

Comprehensive loss

Comprehensive loss includes net loss and cumulative foreign currency translation adjustments and is reported in the Consolidated Statement of Comprehensive Loss.

Loss per share

The loss per share is computed using the weighted average number of shares outstanding during the fiscal years. For the years ended December 31, 2021 and 2020, there was no dilutive effect due to net loss.

Related party transactions

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the registrant; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; © management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests. The financial statements include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Recently issued accounting pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326), that requires companies to present certain financial assets, including accounts receivable and available-for-sale debt securities, net of the amount expected to be collected. The guidance requires the measurement of expected credit losses to be based on relevant information from past events, including historical experiences, current conditions, and reasonable and supportable forecasts that affect collectability. ASU 2016-13 is effective for the Company’s annual and interim periods beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of ASU 2016-13 on its consolidated financial condition and results of operations.

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement, which improves fair value disclosure requirements by removing disclosures that are not cost beneficial, clarifying disclosures’ specific requirements and adding relevant disclosure requirements. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. Early adoption is permitted and an entity can choose to early adopt any removed or modified disclosures upon issuance of this ASU and delay adoption of the additional disclosures until their effective date. The adoption of ASU 2018-13 did not have a material impact on the consolidated financial statements.

In December 2019, the FASB issued ASU2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, with the intent to reduce the complexity in accounting for income taxes. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, and early adoption is permitted. The accounting update removes certain exceptions to the general principles in ASC 740 as well as provides simplification by clarifying and amending existing guidance. The Company is currently assessing the impact of the new standard on the consolidated financial statements.

On January 16, 2020, the FASB issued Accounting Standards Update (ASU) 2020-01, which clarifies the interaction of the accounting for equity securities under Topic 321, the accounting for equity method investments in Topic 323, and the accounting for certain forward contracts and purchased options in Topic 815. The adoption of ASU 2020-01 did not have a material impact on the consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the Securities and Exchange Commission (“SEC”) did not, or are not believed by management, to have a material impact on the Company’s present and future consolidated financial statements.

3.	ACCOUNT RECEIVABLES

Accounts receivable represent non-interest-bearing credit tokens that are collectible from the authorized agencies.

4.	OTHER RECEIVABLES, PREPAYMENTS AND OTHER CURRENT ASSETS

Other receivables, prepayments and other current assets consist of the following:

	As of December 31, 2021	As of December 31, 2020

Other receivables (1)	$2,018,260	$1,424,919
Deposits (2)	56,015	6,828
Prepayments (3)	37,873	33,576
	$2,112,148	$1,465,323

(1)	Other receivables primarily represent unsecured and non-interest-bearing short-term advances that the Company makes from time-to-time to third-party entities. These advances are unsecured and repayable on demand.

(2)	Deposits represented payments of deposit made to prepaid card supplier.

(3)	Prepayments mainly consists of prepayment for business licenses in Labuan and IT related fees.

5.	OTHER INVESTMENT

	As of	As of
	December 31,	December 31,
	2021	2020
Other long-term investments
Non-quoted investment (1)	$500,100	$—
	$500,100	$500,100

(1)	The Company, through its subsidiary, HWGIB acquired 501,000 shares of common stock of Fintech Bank Labuan (“FBL”), a non-quoted company during the year ended December 31, 2021, for consideration of $500,100. HWGIB holds non-controlling interest of 10% in the FBL. In view that this investment to be strategic in nature, the management view that the investment is at fair value.

6.	GOODWILL AND INTANGIBLE ASSETS

	As of	As of
	December 31,	December 31,
	2021	2020
Goodwill (1)
Cost	$29,279	$29,279
Additions	—	—
Impairment	—	—
Total goodwill	$29,279	$29,279

Intangible assets (2)
Costs	$149,509	$40,000
Additions	—	109,509
Amortization	$(59,803)	$(29,902)
Total intangible assets	$89,706	$119,607

(1)	Goodwill relates to the acquisition of HWGIB.

(2)	Intangible assets relate to the application software developed by the Company for its credit token business. The application software is amortized over its estimated useful life of 5 years.

7.	PROPERTY AND EQUIPMENT

Property and equipment, net consist of the following:

	As of December 31, 2021	As of December 31, 2020
Office equipment	$4,719	$4,204
Computer equipment	10,313	3,513
Furniture and fittings	2,513	3,735
Leasehold improvements	10,173	10,173
	27,718	21,625
Less: Accumulated depreciation	(14,308)	(9,336)
Balance at end of year	$13,410	$12,289

Depreciation expenses charged to the statements of loss and comprehensive loss for the years ended December 31, 2021 and 2020 were $4,972 and $3,981 respectively.

8.	ACCOUNT PAYABLES

Accounts payables are non-interest-bearing credit tokens that are payable to the credit tokens owners through mobile applications and corporate dealers.

9.	ACCRUALS AND OTHER PAYABLES

Accruals and other payables consist of the following:

	As of	As of
	December 31,	December 31,
	2021	2020
Provisions and accruals	$6,600	$7,037
Others (1)	1,524,485	520,078
Balance at end of year	$1,531,085	$527,115

(1)   Other payables mainly consist of non-interest-bearing advances made by third parties.

10.	INCOME TAX

Income taxes consisted of Malaysia income tax. Malaysia income tax rate for Labuan incorporated company is at a preferential rate of 3% (2020: 3%). In the event that the Company unable to comply with Labuan’s economic substance requirement, the Malaysia income tax rate of 24% (2020: 24%) will be applicable instead. A reconciliation of income taxes at statutory rates is as follows:

	For the year ended
	December 31,	December 31,
	2021	2020
Loss before income tax	$68,736	$301,856
Statutory rate	21%	21%
Expected income tax recovery	$15,000	$64,000
Permanent difference	(15,000)	(64,000)
Income tax recovery	$—	$—

11.	REVENUE

The Company derives its revenue from three sources: (a) Credit token revenue; (b) Money broking revenue and (c) investment banking revenue.

Credit token and money broking revenue – The Company recognizes the revenue based on transaction fees earned from customers that buy and sell credit token through the Company’s software platform and arranging transactions between customers with their counterparties, with the company acting as the intermediary. For these transaction fee revenues, the Company view itself as the agent in these transactions and as a result, records revenue on a net basis. The Company considers its performance obligation satisfied and recognizes revenue at the point in time the transaction is processed.

Investment banking revenue – The Company recognizes its commission revenue upon successful discharging the obligation in acting as an agent of an international bank.

The disaggregation of revenue of the Company is as follows:

	Credit token		Money broking		Investment banking		Total
	2021	2020	2021	2020	2021	2020	2021	2020
Processing fees	$50,835	51,071	184,638	54,458	—	—	235,473	109,529
Commission	—	—	—	—	195,883	3,000	195,883	3,000
Total revenue	$50,835	51,071	184,638	54,458	195,883	3,000	431,356	112,429

12.	NON-CONTROLLING INTERESTS

Non-controlling interests (“NCI”) represent the portion of net assets in consolidated entities that are not owned by the Company.

The following table represent the non-controlling ownership interests and non-controlling interest balances reported in stockholders’ equity as of December 31, 2021 and 2020 respectively

	Ho Wah Genting Investment Bank (Labuan) P.L.C		HWG Fintech International Limited		HWG Cash Singapore Pte. Ltd.		Total
	2021	2020	2021	2020	2021	2020	2021	2020
NCI ownership interest	60%	60%	—	45%	45%	—
NCI balances	$2,437,228	2,362,116	—	(2,310)	2,681	—	2,439,909	2,359,806

The summarized financial information for subsidiary that has non-controlling interest which are material to the Group is provided below. This information is based on amounts before inter-company elimination.

Summarized statement of financial position as at

	Ho Wah Genting Investment Bank (Labuan) P.L.C		HWG Fintech International Limited		HWG Cash Singapore Pte. Ltd.		Total
	2021	2020	2021	2020	2021	2020	2021	2020
Non-current assets	502,505	2,110	—	—	—	—	502,505	2,110
Current asset	5,499,439	4,255,201	—	699,073	7,400	—	5,506,839	4,954,274
Current liabilities	(1,939,898)	(320,450)	—	(704,207)	(1,440)	—	(1,941,338)	(1,024,657)
Net asset	$4,062,046	3,936,861	—	(5,134)	5,960	—	4,068,006	3,931,727
NCI balances	2,437,228	2,362,116	—	(2,310)	2,681	—	2,439,909	2,359,806

13.	RELATED PARTY TRANSACTIONS

	As of	As of
	December 31,	December 31,
	2021	2020
Amount due from related parties
HWG Taiwan Fintech Ltd (1)	$65,591	$42,208
Ho Wah Genting Group (Thailand) Co., Ltd. (1)	302	302
Ho Wah Genting Group Sdn Berhad (2)	545,944	2,370,979
Ho Wah Genting Holding Sdn Bhd (3)	991,666	—
HWGC Holdings P.L.C. (1)	120	15,049
Vitaxel Sdn Bhd (4)	15,048	—
HWG Fintech International Limited (5)	497,842	—
Total Amount due from related parties	$2,116,513	$2,428,537

Amount due to related parties
Ho Wah Genting Group Sdn Berhad (2)	$—	$329,521
Total Amount due to related parties	$—	$329,521

The related party balances are unsecured, interest-free and repayable on demand.

(1)	A major shareholder and former director of the Company, Lim Chun Hoo, is also a director of HWG Taiwan Fintech Ltd, Ho Wah Genting Group (Thailand) Co., Ltd and HWGC Holdings P.L.C.

The amount due from these related parties as at December 31, 2021 and 2020 were advances made to the HWG Taiwan Fintech Ltd, Ho Wah Genting Group (Thailand) Co., Ltd and HWGC Holdings P.L.C.

(2)	The President of the Company, Dato’ Lim Hui Boon, is also the Group President of Ho Wah Genting Group Sdn Berhad (“HWGGSB”).

(3)	Lim Wee Kiat, a related person to Lim Chun Hoo, is a director of Ho Wah Genting Holding Sdn Bhd.

The Company entered into a rental arrangement with Ho Wah Genting Holding Sdn Bhd for corporate office facility February 1, 2022. The 3 years lease arrangement commenced on May 1, 2022 with the monthly rental of approximately $1,448 per month.

(4)	Lim Wee Kiat, a related person to Lim Chun Hoo, is a director of Vitaxel Sdn Bhd (“VSB”).

The amount due from VSB as at December 31, 2021 and 2020, were advances made to the VSB.

(5)	A major shareholder and former director of the Company, Lim Chun Hoo, is also a director of HWG Fintech International Limited (“HWGF”). On August 30, 2021, the Company has disposed the entire interest in HWGF for consideration of HKD1. Upon disposal, HWGF ceased to be the subsidiary of the Company.

(6)	Payments in form of fees have been made to the following officers of the Company:

	December 31, 2021	December 31, 2020
Mok Lip Bin (i)	$4,500	$4,500
Lim Chun Hoo (ii)	45,000	-
	$49,500	$4,500

(i)	Mok Lip Bin is the executive director of the Company

(ii)	Lim Chun Hoo is appointed as the director of the Company on November 16, 2021. He resigned as director of the Company on May 6, 2022. However, Lim Chun Hoo is still a director in HWGIB, where he receives director fee of $45,000 and $nil for the year ended December 31, 2021 and 2020 respectively.

(7)	The Company entered into 11 collaboration loan agreements (the “Loan Agreements”) with its subsidiary, HWGIB, between August 5, 2021 and January 20, 2022, where HWGIB provided loan to the Company. Except for the principal amount and interest of each loan, all Loan Agreements have identical terms. The Loan Agreements expressly provide that HWGIB is investing into business of HWGG Capital but will not acquire any equity in HWGG Capital. The term of each Loan Agreement has commenced upon the execution thereof and may be terminated by the mutual consent of the parties or by winding up of each company. The Loan Agreements contain standard confidentiality and non-disclosure provisions and representations and warranties. HWGIB provided loan to the Company with total outstanding principal amount of $3,387,625 as at December 31, 2021.

14.	COMMITMENTS AND CONTINGENCIES

Capital Commitments

As of December 31, 2021, and 2020, Company has no capital commitments.

15.	SHAREHOLDERS’ EQUITY

The Company also has 2,395,000 shares authorized for common stock, with 2,395,000 outstanding during the year December 31, 2021 and 2020.

16.	SUBSEQUENT EVENTS

On January 11, 2022, the Company acquired one hundred (100%) percent equity interest in HWGC KZ Limited a private company under the laws of the Republic of Kazakhstan incorporated in January 2022, which has not commenced its business operations.

On February 14, February 28 and March 17, 2022, the Company through its subsidiary, HWGIB acquired a total of 14,000,000 shares of common stock of HWGG Entertainment Limited, which is listed on the U.S. OTC (Pink) Market (stock code: HWGG), for a total consideration of $1,400,000 from certain shareholders of HWGG.

On May 11, 2022, the Company disposed 1,539,375 shares of Ho Wah Genting Investment Bank (Labuan) P.L.C, representing 37.5% equity interest of HWGIB, for consideration of $1,539,375. An estimated loss on disposal of $170,000 will be recognized on the date of disposal. Consequently, HWGIB ceased to be a subsidiary of the Company, with the Company holding 2.5% equity interest in HWGIB.

On July 15, 2022, the Company increased its shares authorized for common stock from 2,395,000 to 3,820,750.

On July 21, 2022, HWGC Holdings Limited (“HWGC Holdings” ), entered into a share exchange agreement (the “Share Exchange Agreement”) with the Company, and all of the shareholders of the Company. Following the closing of the share exchange (the “Transaction”), the Company will be a wholly owned subsidiary of the HWGC Holding. Subject to the terms and conditions of the Share Exchange Agreement, at the closing of the Transaction, each issued and outstanding share of the Company shall be exchanged for such number of shares of newly issued shares Common Stock (the “Exchange Shares”) for an aggregate of $55,000,000. The number of Exchange Shares will be calculated based on a $0.60 share price.

The consummation of the Transaction is subject to certain closing conditions, including, among other matters:

(a)	approval by the Labuan Finance Services Authority of the change in ownership of the Company;

(b)	the Securities and Exchange Commission (the “SEC”) declaring effective the HWGC Holding’s statement on Form S-4 that will be filed in connection with the registration of the shares of Common Stock to be issued to the Shareholders in accordance with the terms of the Share Exchange Agreement;

(c)	the accuracy of the parties’ respective representations and warranties in the Share Exchange Agreement, subject to specified materiality qualifications;

(d)	compliance by the parties with their respective pre-closing obligations in the Share Exchange Agreement in all material respects; and

(e)	the absence of a Seller Material Adverse Effect (as defined in the Share Exchange Agreement).